EXHIBIT 99.1

Form of Proxy Card for CIENA Stockholders

CIENA CORPORATION

Special Meeting of Stockholders

to be held ______________, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Gary B. Smith, Joseph R. Chinnici and Russell B. Stevenson, Jr., and each of them, as the Proxyholders, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, $0.01 par value, of CIENA Corporation (the “Corporation”) that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Corporation to be held on      , 2002, at      [TIME], at the BWI Marriott Hotel, 1743 W. Nursery Road, Linthicum, Maryland 21090 and at any adjournment or postponement thereof.

         This proxy, when properly executed and returned in a timely manner, will be voted at the Special Meeting and any adjournment or postponement thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR Proposals 1, 2 and 3 and in accordance with the judgment and in the discretion of the persons named as Proxyholders herein, to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934.

Please mark, sign, date and return this proxy card promptly using the enclosed envelope.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE

Please mark votes as in this example	The Board of Directors recommends that you vote FOR Proposals 1, 2 & 3

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

1.	Proposal for the Approval and Adoption of the Agreement and Plan of Merger between CIENA Corporation and ONI Systems Corp. and Approval of the Merger and the Issuance of CIENA Corporation Common Stock Contemplated by the Agreement and Plan of Merger.	FOR	AGAINST	ABSTAIN

2.	Proposal to Grant to CIENA’s Board of Directors Discretionary Authority to Adjourn the Special Meeting to Solicit Additional Votes for Approval of the Merger.	FOR	AGAINST	ABSTAIN

3.	Proposal to Transact Any Other Matters That May Properly Come Before the Special Meeting or Any Adjournments or Postponements of the Special Meeting.	FOR	AGAINST	ABSTAIN

Please sign exactly as your name appears on this Proxy. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership. Please date this Proxy.

Signature:	Date:

Printed Name:

Whether or not you expect to attend the meeting, please complete, date and sign this proxy card and return it prior to the meeting in the enclosed envelope.

(Reverse Side)